SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report:  March 19, 2001
                     (Date of earliest event reported)

                                PAYCHEX, INC.
           (Exact name of registrant as specified in its charter)

        DELAWARE               0-11330                   16-1124166
(State of incorporation)     (Commission               (IRS Employer
                             File Number)           Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK            14625-0397
(Address of principal executive offices)                 (Zip Code)

                                (716)385-6666
            (Registrant's telephone number, including area code)


ITEM 9.  REGULATION FD DISCLOSURE

The registrant's press release dated March 19, 2001 is attached. This release announces the Company's results of operations for the third quarter and nine months ended February 28, 2001.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PAYCHEX, INC.

Date:     March 19, 2001                /s/ B. Thomas Golisano
                                        -----------------------
                                        B. Thomas Golisano
                                        Chairman, President and
                                        Chief Executive Officer

Date:     March 19, 2001                /s/ John M. Morphy
                                        -----------------------
                                        John M. Morphy
                                        Vice President, Chief
                                        Financial Officer and
                                        Secretary


FOR IMMEDIATE RELEASE

	John M. Morphy, Chief Financial Officer or Jan Shuler 716-383-3406

     Access the Webcast of the Paychex, Inc. Third Quarter Earnings Release
       Conference Call scheduled for March 19, 2001 at 10:30 a.m. Eastern Standard Time at http://www.paychex.com/paychex/finance/finance.html.

     Paychex, Inc. news releases, current financial information, related SEC filings and Investor Relations presentation are accessible at the same Web site.

              PAYCHEX, INC. REPORTS RECORD THIRD QUARTER RESULTS

ROCHESTER, NY, March 19, 2001 -- Paychex, Inc. (NASDAQ: PAYX) today announced record net income of $66.4 million, or $.18 diluted earnings per share, for the quarter ended February 28, 2001, a 34% increase over net income of $49.6 million, or $.13 diluted earnings per share, for the same period last year. Total service revenues were $229.3 million, an increase of 19% over $192.2 million for the third quarter last year.

For the nine months ended February 28, 2001, net income increased 35% to $187.1 million, or $.50 diluted earnings per share, as compared to $138.4 million, or $.37 diluted earnings per share, for the same period last year. Total service revenues were $641.2 million, an increase of 21% over $530.9 million for the same period last year.

PAYROLL SEGMENT

For the third quarter ended February 28, 2001, operating income for the Payroll segment increased 21% to $94.3 million from $77.7 million for the third quarter last year. Total payroll service revenues were $203.7 million, an increase of 19% over $171.8 million for the prior year period.

For the nine months ended February 28, 2001, operating income for the Payroll segment increased 22% to $272.1 million from $222.4 million for the same period last year. Total payroll service revenues were $570.2 million, an increase of 19% over $477.6 million for the same period last year.

The increases in total payroll service revenues and operating income were primarily the result of continued growth in the Payroll client base, increased utilization of ancillary services, higher rates of return and net realized gains on ENS investments (funds held for clients).

As of February 28, 2001, 83% of Paychex clients utilized Taxpay (Registerd Trademark), the Company's tax filing and payment feature. The Company's Employee Pay Services, which includes Direct Deposit, Readychex and Access Card products, was utilized by 52% of its clients. Major Market Services revenue increased 65% and 59% for the third quarter and nine-month periods to $13.7 million and $34.0 million, respectively.

HRS-PEO SEGMENT

For the third quarter ended February 28, 2001, operating income for the HRS-PEO segment increased 37% from $6.8 million to $9.3 million. HRS-PEO service revenue was $25.5 million, an increase of 25% over $20.4 million for the third quarter last year. For the nine months ended February 28, 2001, operating income for the HRS-PEO segment increased 58% from $17.1 million to $26.9 million. HRS-PEO service revenue was $71.1 million, an increase of 33% over $53.3 million for the same period last year.

The increases in service revenue and operating income are primarily related to increases in 401(k) recordkeeping, workers' compensation insurance and section 125 clients. 401(k) recordkeeping revenue increased 34% and 41% in the third quarter and nine-month periods to $11.4 million and $31.5 million, respectively.

CORPORATE EXPENSES

Corporate expenses are primarily related to the Information Technology, Organizational Development, Finance, Marketing and Senior Management functions of the Company. For the third quarter ended February 28, 2001, corporate expenses increased .7% to $16.7 million from $16.6 million. For the nine months ended February 28, 2001, corporate expenses decreased .9% from $50.4 million to $49.9 million. The relatively flat year-over-year comparisons reflect additional expenditures to support the growth of the company offset by lower spending on national marketing efforts and other areas in fiscal 2001. Looking forward, the Company expects the growth in corporate expenses to be flat in the fourth quarter and up less than 10% in fiscal 2002.

INVESTMENT INCOME

Investment income from corporate investments for the quarter ended February 28, 2001 increased 80% to $7.2 million from $4.0 million for the third quarter last year. Investment income for the nine-month period increased 62% to $18.7 million from $11.6 million in the prior year period. The increases are due to higher comparable rates of return, higher balances of investments and net realized gains on the sale of available-for-sale securities.

INCOME TAXES

The income tax rate for the third quarter and nine months ended February 28, 2001 was 29.5% and 30.1%, respectively, as compared to 31.0% for the same periods last year. The Company expects the income tax rate to approximate 29.5% and 30.0% for the fourth quarter and full year fiscal 2001, respectively.

B. Thomas Golisano, Chairman, President and Chief Executive Officer of Paychex, said, "We are pleased with our financial results for the first nine months of fiscal 2001 and look forward to completing another successful fiscal year, as we continue to generate revenue and profit growth from expansion of our client base, increased client utilization of ancillary products and leveraging of our infrastructure."


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

Certain written and oral statements made by Paychex, Inc., (the "Company") management may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by such words and phrases as "we expect", "expects", "expected to", "we look forward to", "we believe", "could be" and other similar phrases. Because they are forward-looking, they should be evaluated in light of important risk factors. These risk factors include, but are not limited to, general market and economic conditions, including demand for the Company's products and services, availability of internal and external resources, executing expansion plans, competition, and price levels; changes in the laws regulating collection and payment of payroll taxes, professional employer organizations, and employee benefits, including 401(k) plans, workers' compensation, state unemployment, and section 125 plans; delays in the development, timing of the introduction, and marketing of new products and services; changes in technology including the use of the Internet; the possibility of catastrophic events that could impact the Company's operating facilities, computer technology and communication systems; and changes in short- and long-term interest rates and the credit rating of cash, cash equivalents, and securities held in the Company's investment portfolios, all of which could cause actual results to differ materially from anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. The Company assumes no obligation to update this document for new information subsequent to its issuance.


                                 PAYCHEX, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands, except per share amounts)

                         For the three months ended   For the nine months ended
                           February 28, February 29,  February 28, February 29,
                                   2001      2000(B)          2001      2000(B)
Service revenues:
  Payroll                      $177,842     $155,466      $509,496    $437,044
  ENS investment revenue         25,905       16,355        60,671      40,595
                               --------     --------      --------    --------
  Total payroll service
    revenues                    203,747      171,821       570,167     477,639
  HRS-PEO                        25,509       20,362        71,070      53,294
                               --------     --------      --------    --------
  Total service revenues        229,256      192,183       641,237     530,933

Operating costs                  54,376       45,964       147,398     126,686
Selling, general and
  administrative expenses        87,998       78,316       244,706     215,152
                               --------     --------      --------     --------
Operating income                 86,882       67,903       249,133     189,095

Investment income                 7,234        4,012        18,733      11,554
                               --------     --------      --------    --------
Income before income taxes       94,116       71,915       267,866     200,649

Income taxes                     27,764       22,294        80,758      62,201
                               --------     --------      --------    --------
Net income                     $ 66,352     $ 49,621      $187,108    $138,448
                               ========     ========      ========    ========

Basic earnings per share(A)    $    .18     $    .13      $    .50    $    .37
                               ========     ========      ========    ========

Diluted earnings per share(A)  $    .18     $    .13      $    .50    $    .37
                               ========     ========      ========    ========

Weighted-average common
  shares outstanding(A)         373,057      370,973       372,560     370,284
                               ========     ========      ========    ========

Weighted-average shares
  assuming dilution(A)          377,681      377,723       377,558     375,309
                               ========     ========      ========    ========

Cash dividends per common
  share(A)                     $    .09     $    .06      $    .24    $    .16
                               ========     ========      ========    ========

(A) Financial information for the periods ended February 29, 2000, have been adjusted for a three-for-two stock split distributed in May 2000.

(B) Certain amounts from the prior year are reclassified to conform to the current year presentation.

                                  PAYCHEX, INC.
                          CONSOLIDATED BALANCE SHEETS
                                (In thousands)

                                                  February 28,          May 31,
                                                          2001             2000
ASSETS
Cash and cash equivalents                           $  106,796       $   47,136
Corporate investments                                  506,273          412,357
Interest receivable                                     20,173           22,436
Accounts receivable                                     89,898           87,608
Deferred income taxes                                       --            9,539
Prepaid expenses and other current assets                8,185            6,531
                                                    ----------       ----------
Current assets before ENS investments                  731,325          585,607

ENS investments                                      1,833,417        1,776,968
                                                    ----------       ----------
Total current assets                                 2,564,742        2,362,575

Property and equipment - net                            86,291           75,375
Goodwill and intangible assets - net                     8,843            5,584
Deferred income taxes                                    2,294            2,494
Other assets                                             8,961            9,549
                                                    ----------       ----------
Total assets                                        $2,671,131       $2,455,577
                                                    ==========       ==========
LIABILITIES
Accounts payable                                    $   14,116       $   17,086
Accrued compensation and related items                  59,246           52,631
Deferred revenue                                         6,093            4,719
Accrued income taxes                                    21,963            2,969
Deferred income taxes                                    1,190               --
Other current liabilities                               22,305           24,400
                                                    ----------       ----------
Current liabilities before ENS client deposits         124,913          101,805

ENS client deposits                                  1,823,693        1,785,140
                                                    ----------       ----------
Total current liabilities                            1,948,606        1,886,945
Long-term liabilities                                    5,134            5,200
                                                    ----------       ----------
Total liabilities                                    1,953,740        1,892,145
                                                    ----------       ----------
STOCKHOLDERS' EQUITY
Common stock, $.01 par value,
  600,000 authorized shares
  Issued:  373,323/February 28, 2001
  and 371,769/May 31, 2000                               3,733            3,718
Additional paid-in capital                             133,434           98,904
Retained earnings                                      566,993          469,385
Accumulated other comprehensive income/(loss)           13,231           (8,575)
                                                    ----------       ----------
Total stockholders' equity                             717,391          563,432
                                                    ----------       ----------
Total liabilities and stockholders' equity          $2,671,131       $2,455,577
                                                    ==========       ==========


                                 PAYCHEX, INC.
                         BUSINESS SEGMENT INFORMATION
                                (In thousands)

The Company has two business segments: Payroll and Human Resource Services-Professional Employer Organization (HRS-PEO). The Payroll segment is engaged in the preparation of payroll checks, internal accounting records, federal, state and local payroll tax returns, and collection and remittance of payroll obligations for small- to medium-sized businesses. The HRS-PEO segment specializes in providing small- to medium-sized businesses with cost-effective outsourcing solutions for their employee benefits. HRS-PEO products include 401(k) plan recordkeeping, workers' compensation insurance administration, section 125 plan administration, group benefits, state unemployment insurance, employee handbooks and management services, Paychex Administrative Services and Professional Employer Organization (PEO) services. Corporate expenses are primarily related to the Information Technology, Organizational Development, Finance, Marketing and Senior Management functions of the Company.

                         For the three months ended   For the nine months ended
                         February 28,  February 29,  February 28,  February 29,
                                 2001          2000          2001          2000
                         ------------  ------------  ------------  ------------
Service revenues:
  Payroll                    $177,842      $155,466      $509,496      $437,044
  ENS investment revenue       25,905        16,355        60,671        40,595
                             --------      --------      --------      --------
  Total payroll service
    revenues                  203,747       171,821       570,167       477,639
  HRS-PEO                      25,509        20,362        71,070        53,294
                             --------      --------      --------      --------
  Total service revenues     $229,256      $192,183      $641,237      $530,933
                             ========      ========      ========      ========
Operating income:
  Payroll                    $ 94,259      $ 77,683      $272,121      $222,434
  HRS-PEO                       9,349         6,831        26,942        17,064
                             --------      --------      --------      --------
  Segment operating income    103,608        84,514       299,063       239,498
  Corporate expenses           16,726        16,611        49,930        50,403
                             --------      --------      --------      --------
  Total operating income       86,882        67,903       249,133       189,095
Investment income               7,234         4,012        18,733        11,554
                             --------      --------      --------      --------
Income before income taxes   $ 94,116      $ 71,915      $267,866      $200,649
                             ========      ========      ========      ========